                                                                   Exhibit 10.36

        RIDER TO LEASE DATED AS OF NOVEMBER 13th, 2000
        BETWEEN METROPOLITAN LIFE INSURANCE COMPANY, AS
        LANDLORD, AND CREDIT SUISSE FIRST BOSTON CORPORATION,
        AS TENANT

40. Lease Submission Not Offer

The submission of this Lease to Tenant shall not be construed as an offer, nor shall Tenant have any rights with respect thereto unless and until Landlord shall execute and deliver a duplicate original copy of this Lease to Tenant.

41. Rental Rate

A. Commencing the one hundred twenty first (121st) day subsequent to the Commencement Date (the "Rent Commencement Date"), Tenant shall pay annual base rent for the demised premises as follows: (i) from and including the Rent Commencement Date through and including the day prior to the first (15t) anniversary thereof, Sixty Six Thousand Dollars ($66,000.00) per annum; and thereafter, (ii) from and including the first (1st) anniversary of the Rent Commencement Date through and including the day prior to the second (2nd) anniversary thereof, Sixty Seven Thousand Nine Hundred Eighty Dollars ($67,980.00) per annum; and thereafter (iii) from and including the second (2nd ) anniversary of the Rent Commencement Date through and including the day prior to the third (3rd ) anniversary thereof, Seventy Thousand Nineteen Dollars Forty Cents ($70,019.40) per annum; and thereafter (iv) from and including the third
(3rd) anniversary of the Rent Commencement Date through and including the day prior to the fourth (4th) anniversary thereof, Seventy Two Thousand One Hundred Nineteen Dollars Ninety Eight Cents ($72,119.98) per annum; and thereafter (v) from and including the fourth (4th) anniversary of the Rent Commencement Date through and including the day prior to the fifth (51h) anniversary thereof, Seventy Four Thousand Two Hundred Eighty Three Dollars Fifty Eight Cents ($74,283.58) per annum; and thereafter; (vi) from and including the fifth (5th) anniversary of the Rent Commencement Date through and including the day prior to the sixth (6th) anniversary thereof, Seventy Six Thousand Five Hundred Twelve Dollars Nine Cents ($76,512.09) per annum; and thereafter, (vii) from and including the sixth (6d~) anniversary of the Rent Commencement Date through and including the day prior to the seventh (7th) anniversary thereof, Seventy Eight Thousand Eight Hundred Seven Dollars Forty Five Cents ($78,807.45) per annum; and thereafter (viii) from and including the seventh (7th) anniversary of the Rent Commencement Date through and including the day prior to the eighth (8th) anniversary thereof, Eighty One Thousand One Hundred Seventy One Dollars Sixty Eight Cents ($81,171.68) per annum; and thereafter (ix) from and including the eighth (8th) anniversary of the Rent Commencement Date through and including the day prior to the ninth
(9th) anniversary thereof, Eighty Three Thousand Six Hundred Six Dollars Eighty Three Cents ($83,606.83) per annum; and thereafter (x) from and including the ninth (9th) anniversary of the Rent Commencement Date through and including the Expiration Date, Eighty Six Thousand One Hundred Fifteen Dollars Three Cents ($86,115.03) per annum.

B. In the event the Rent Commencement Date occurs on other than the first day of a month, the monthly installment of annual base rent for such month shall be prorated on the basis of a three hundred sixty (360) day calendar year containing twelve (12) months of thirty (30) days each.

42. Indemnification/Insurance

A. Tenant covenants and agrees to indemnify and save harmless (i) Landlord; (ii) any fee owner; (iii) for so long as it exists, Eleven Madison Avenue Condominium and its officers and Board of Directors; (iv) any mortgagee; (v) any lessor under any ground or underlying Lease; and (vi) and the respective contractors, agents, employees, licensees and invitees of those identified in items (i) through (v) of this Section A (collectively, the "Indemnified"), from and against any and all liability (statutory or otherwise), claims, suits, demands, damages, judgments, costs, interest and expenses (including, but not limited to, reasonable attorney's fees and disbursements incurred in the defense of any action or proceeding), to which the Indemnified may be subject or which they may suffer by reason of, or by reason of any claim for, any injury to, or death of, any person or persons or damage to property (including any loss of use thereof) or otherwise arising from or in connection with the occupancy or use of or from any work, installation or thing whatsoever done in, at or about the demised premises during the term of this Lease or arising from any condition of the demised premises caused by Tenant or from any act, omission or negligence of Tenant or any of Tenant's officers, directors, agents, contractors, employees, subtenants, licensees or invitees.

B. Tenant shall maintain at its own cost and expense during the term of the Lease primary and non-contributory insurance with ~ company or companies reasonably acceptable to Landlord and licensed to do business in New York State insuring Tenant as follows:

      (a) Commercial General Liability Insurance covering the demised premises on an occurrence basis against all claims for personal injury, bodily injury, death and property damage, including contractual liability covering the indemnification provisions in this Lease. Such insurance shall be for such limits that are reasonably required by Landlord from time to time but not less than a combined single limit of Five Million Dollars ($5,000,000.00). Such policy shall name the Indemnified as additional named insureds;

      (b) Workers' Compensation and Employers' Liability Insurance for an amount of not less than Five Hundred Thousand Dollars ($500,000.00), both in accordance with the laws of The State of New York;

      (c) "All Risks" insurance in an amount adequate to cover the full replacement cost of all equipment, installations, fixtures and contents of the demised premises in the event of loss and any such policy shall name Landlord as an additional insured and contain a provision requiring the insurance carriers to waive their rights of subrogation against Landlord; and

      (d) When reasonably required by Landlord, such other insurance against other insurable hazards and in such commercially reasonable amounts as may from time to time be commonly and customarily insured against in Class A office buildings in New York City by retail tenants conducting business similar to the "Permitted Retail Use" (defined in Article 50).

C. All policies shall provide, inter alia, (i) that same may not be cancelled or terminated without at least thirty (30) days written notice to Landlord and such additional named insureds (when applicable) by the insurance company issuing such policy and (ii) that no such act or omission to act of Tenant shall invalidate such insurance as to Landlord and such additional named insureds.

D. Tenant shall, on or before the date hereof, furnish Landlord with certificates showing that all insurance required by this Article is being maintained as required herein. Upon renewal of any such insurance that expires before the expiration of this Lease, Landlord shall be provided with renewal certificates of binders not less than fifteen (1 5) days prior to such expiration, together with evidence of the payment of the premiums thereon. Receipt of each certificate of insurance or other documentation of insurance or copies of policies by the Landlord or by any of its representatives which indicate less coverage than required herein will not constitute a waiver of Tenant's obligation to fulfill said insurance requirements.

E. Nothing contained in these insurance requirements is to be construed in any way to limit the extent of Tenant's responsibility, liability or payment of damages resulting from its operations under the Lease.

F. Tenant shall be responsible for its own deductibles and self-insurance retentions.

G. Tenant shall cause the manager retained by Tenant to operate the demised premises for the Permitted Retail Use and any contractor retained by Tenant to perform "Tenant Alterations" (defined in Article 49) in the demised premises to provide the same insurance required of Tenant in accordance with this Article 42.

H. Tenant shall give prompt notice to Landlord when it learns of a fire, accident or other casualty in the demised premises.

I. Tenant understands that Landlord will not be obligated to provide security for or carry insurance of any kind on any personal property in the demised premises (regardless of whether such property shall be owned by Tenant and including, but not limited to, Tenant's goods, supplies, furnishings, furniture, fixtures, equipment, improvements, betterments, installations or appurtenances). Tenant hereby waives any and all right of recovery which it might otherwise have against the Indemnified for loss or damage to such property or any part thereof, to the same extent that Tenant's insurer's right of subrogation would be waived if insurance coverage with waiver of subrogation provisions were being maintained by Tenant upon all of such property.

43. Infestation

If, as a result of Tenant's acts, portions of the Building becomes infested with vermin, Tenant shall, at Tenant's expense, promptly cause such portions and immediately adjacent areas to be exterminated to the reasonable satisfaction of Landlord, employing an exterminator as shall be reasonably approved by Landlord.

44. Limitation of Liability

Tenant agrees that, notwithstanding any contrary provisions of this Lease, Tenant shall look only to the Landlord's estate and property in the Building, not to exceed, in any event, Ten Million Dollars ($10,000,000.00) for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord hereunder, and no other property or assets of the Landlord or any employee, shareholders, officer or director thereof, or the Indemnified, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use or occupancy of the demised premises.

45. Default

All sums whatsoever not included within annual rent payable by Tenant under this Lease shall constitute additional rent and shall be payable without set-off or deduction, whether or not so specified elsewhere in this Lease. Further, notwithstanding anything to the contrary contained in Article 1 7, prior to asserting a default hereunder, Landlord agrees to give Tenant (i) ten (10) days written notice of any monetary default and (ii) thirty (30) days written notice of any non-monetary default provided, however, all sums in arrears under this Lease will bear interest at the then prime rate of interest of Citibank, N.A. (or its successor) plus two (2) points chargeable to individuals in New York State for ninety (90) day commercial loans from and after the eleventh (11th) day after their respective due dates until received by Landlord notwithstanding the delivery or non-delivery of any written notice by Landlord, but the foregoing shall in no way limit any claim for damages or any other rights and remedies available to Landlord for any breach or default by Tenant. Tenant's obligations under this Lease will survive the expiration or sooner termination of the term.

46. "As-Is"

Tenant has examined and inspected the demised premises and understands and acknowledges that, subject to Article 47 next following, no materials whatever are to be furnished by Landlord and no work whatever is to be performed by Landlord in connection with the demised premises or any part thereof in preparation for Tenant's use and enjoyment thereof and, accordingly, Tenant agrees to accept the demised premises in its condition existing on the Commencement Date.

47. Landlord Services

A. At no cost or charge to Tenant, Landlord shall deliver the demised premises to Tenant on the Commencement Date broom clean and in neat and orderly condition and, during the term of the Lease, provide Tenant, also at no cost, with the following: (i) a Building standard arcade sign band in order for Tenant to install, at its sole cost and expense, a Building standard arcade signage identifying Tenant or, at Tenant's sole option subject to Landlord's reasonable approval right, a trade name, trademark or service mark (Tenant acknowledging that no other signage shall be permitted); (ii) Building standard arcade water (domestic cold) for one (1) sink; (iii) Building standard lobby heating and cooling, 8 am to 5 pm, Monday through and including Friday, holidays excepted;
(iv) electric service in accordance with Article 48; (v) Building standard window cleaning; and (vi) for Tenant, for its non-exclusive use in common with the other Building retail arcade area tenants, but not for their customers or guests, a rest room facility on the first floor of the Building.

B. Landlord, at Tenant's sole cost and expense, shall provide Building standard arcade cleaning of the demised premises, which shall include only the walls and floors (in addition to the windows, at Landlord's expense in accordance with Clause A of this Article 47). Such cleaning shall not include any closets, fixtures, furnishings or other property of Tenant within the demised premises. All garbage, trash or other refuse generated in, on or upon the demised premises shall be stored in the demised premises and removed through the Building loading docks only and in such manner and using such storage containers as Landlord shall designate. At Landlord's option, Landlord may provide trash removal services through its employees or by such contractors as Landlord may engage. In the event Landlord's employees provide the services, no charge shall be imposed upon Tenant but in the event the services are performed by a contractor engaged by Landlord, Tenant shall reimburse Landlord, within thirty (30) days of its written demand, for Landlord's out-of-pocket payments to such contractor (which costs shall be generally commercially competitive).

48. Electric Service

A. Electric service for the demised premises shall be supplied by Single Phase, 45 amp. In the event Tenant requires additional electrical capacity, the meter system will be furnished and installed by Landlord at Tenant's sole cost and expense to measure the amount of "Usage" (as hereinafter defined in this Article
48) solely to the demised premises further provided that any additional risers, feeders or other equipment or service proper or necessary to supply Tenant's additional electrical requirements will, upon written request of Tenant, be installed by Landlord at the sole cost and expense of Tenant expressly provided that, in Landlord's sole judgment, the same are necessary and will not cause damage or injury to the Building or the demised premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere or disturb other tenants or occupants of the Building. Rigid conduit only will allowed.

B. "Usage" shall mean Tenant's actual usage of electricity in the demised premises as measured by the aforesaid metering system for each calendar month or other such period as Landlord shall determine during the term of this Lease and shall include the quantity and peak demand (kilowatt hours and kilowatts).

C. "Landlord's Rate" shall mean the service classification (including all applicable taxes, surcharges, demand charges, energy charges, fuel adjustment charges, time of day charges and other sums payable in respect thereof excluding discounts) pursuant to which Landlord purchases electric current for the Building from the public utility company supplying electric current to the Building.

D. "Basic Cost" shall mean the product of (i) Usage multiplied by (ii) Landlord's Rate.

E. "Tenant's Cost" shall mean an amount equal to the sum of (i) the Basic Cost plus (ii) ten (10%) percent of the Basic Cost for Landlord's overhead and expenses in connection with submetering.

F. Landlord shall, from time to time but not more often than monthly, furnish Tenant with an invoice indicating the period during which the Usage was measured and the amount of Tenant's Cost payable by Tenant to Landlord for such period. Within thirty (30) days after receipt of each such invoice, Tenant shall pay the amount of Tenant's Cost set forth thereon to Landlord as additional rent. In addition, if any tax in addition to any tax included in Landlord's Rate is imposed upon Landlord by any municipal, state or federal agency or subdivision with respect to the purchase, sale or resale of electrical energy supplied to Tenant hereunder, Tenant covenants and agrees that, where permitted by law, such taxes shall be passed on to Tenant and included in the bill to Tenant and paid by Tenant to Landlord as additional rent. Landlord shall then pay such taxes to the appropriate taxing authority.

G. Landlord shall not in any way be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant's requirements.

H. In no event shall Tenant use or install any fixtures, equipment or machines the use of which in conjunction with any other fixtures, equipment, and machines in the demised premises will result in an overload of the electrical circuits of the demised premises.

I. Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of the then existing feeders to the Building or the risers or wiring installation.

49. Tenant Alterations

A. Tenant shall prepare the demised premises in a first class, high quality manner, using superior quality materials and finishes and with regard thereto, not later than thirty (30) days subsequent to the Commencement Date, Tenant shall submit to Landlord for Landlord's written approval, which approval shall not be unreasonably withheld or delayed, its proposed layout and design plan (including, in reasonable detail, materials, colors and finishes) for the demised premises further provided that once approved in writing by Landlord (i) any deviation shall again require Landlord's written approval (which approval similarly shall not be unreasonably withheld or delayed) and (ii) such final layout and design plan, as approved by Landlord, same shall be deemed incorporated herein by reference whether or not the same are physically attached hereto and which approved plans and specifications shall be hereinafter referred to as Exhibit LDP.

B. Promptly after receiving Landlord's written approval of its layout and design plan for the demised premises, Tenant shall thereafter promptly proceed, and diligently prosecute to completion, the preparation of the demised premises and the opening of business therefrom for the Permitted Retail Use on or before the "Outside Opening Date" (defined in Article 50).

C. Tenant acknowledges being advised that the Building is listed on The National Register of Historic Places and Tenant agrees to strictly abide by any guidelines, rules or regulations imposed in connection therewith. Accordingly, prior to performing any work ("Tenant Alterations") in the demised premises, including installing any fixtures in the demised premises, Tenant must first secure Landlord's written approval (which approval shall not be unreasonably withheld or delayed) for same with respect to all matters in connection with such fixtures, including but not limited to size, style, location, manner of installation and general appearance.

D. All contractors retained by Tenant for Tenant Alterations shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld or delayed. All subcontracts relating to base Building systems (i.e., mechanical, electrical, HVAC, plumbing and life safety) shall be with subcontractors chosen by the Tenant from a list of subcontractors submitted by Landlord further provided that Tenant acknowledges that it must retain Landlord's designated Building electrician to tie-in all connections from the demised premises to the base Building systems. All other subcontractors employed by Tenant and/or its contractor shall be approved by Landlord, which approval shall not be unreasonably withheld or delayed.

E. At the end of the term of this Lease, as same may be extended, Tenant shall return the demised premises to Landlord in the condition it was delivered to Tenant on the Commencement Date (to wit: broom clean and in neat and orderly condition with all installations, fixtures, furnishings and other personal property of Tenant removed), subject, however, to normal wear and tear and damage by casualty.

50. Use and Occupancy

A. Tenant shall use and occupy the demised premises solely and exclusively as a concession for the retail sale (the "Permitted Retail Use"), on a non-exclusive basis, to the general public, of freshly prepared coffee, soups, fresh or packaged nonalcoholic beverages, continental breakfast items, packaged sandwiches, packaged wraps, packaged salads, packaged cookies, and packaged snacks (collectively, "food items") and for no other purpose whatsoever without Landlord's prior written approval, which Landlord may grant or deny in its sole and absolute discretion. In no event may any alcoholic beverage or tobacco product be sold from the demised premises. The presentation and display of the food items by Tenant shall be commensurate with those of the highest quality similar concessions in Manhattan. In addition, throughout the term of this Lease, Tenant agrees to keep the demised premises in a first class good, clean and orderly fashion and insure that its employees wear dignified business attire, which may include kitchen whites. Tenant acknowledges the continuing right of Landlord to inspect to insure compliance with the covenants contained herein.

B. Tenant understands, acknowledges and agrees that under no circumstances may any cooking ovens or similar cooking devices be used in the demised premises except that Tenant shall be permitted to maintain and use, appropriately sized, for the size of the demised premises, the following: (i) a microwave oven; (ii) an espresso machine; (iii) coffee grinders; (iv) refrigerators, including an upright display refrigerator; (v) a citrus juice machine; (vi) a vegetable juice machine; (vii) an ice making machine; (viii) coffee brewers; and (ix) electric warming pots. In addition, Tenant understands, acknowledges and agrees that under no circumstances may any cooking or food preparation be conducted in the demised premises, other than preparing coffee, espresso and juices through the use of the equipment listed herein; maintaining soups in the electric warming pots; and preparing sandwiches and related items by microwave oven, it being agreed that all food products sold shall be created at another location for dispensing from the demised premises. Tenant further understands, acknowledges and agrees that no portion of the demised premises may be reserved or used for consumption of the food items, and that all food items are to be sold from the demised premises for off-premises consumption.

C. Tenant acknowledges the continuing right of Landlord to inspect to insure compliance with the covenants contained herein.

D. Commencing not later than the sixtieth (16th) day following the Rent Commencement Date (the "Outside Opening Date"), Tenant shall (a) continuously and uninterruptedly operate and conduct its business in the entire demised premises; (b) remain open for the transaction of business, at a minimum, from 7 a.m. to 5 p.m., Monday through and including Friday, holidays excepted; (c) adequately staff the demised premises with sufficient personnel to handle the maximum business and carry sufficient superior quality food stocks to accomplish the same; (d) maintain displays of food stocks; (e) keep the demised premises in a neat, clean, sanitary and safe condition; (f) store or stock only such goods as Tenant intends to (and as permitted to pursuant to the terms of this Lease) offer for sale at retail; and (g) not place any signs anywhere within the demised premises that may be visible from outside of the demised premises without Landlord's prior written permission.

E. Deliveries to Tenant shall be made only during off-peak hours, through the loading docks of the Building and in accordance with such rules and regulations as may be prescribed by Landlord in order to, inter alia, maintain the first class appearance of the Building lobby.

E. Landlord acknowledges that Tenant, an international investment banking institution that, pursuant to separate written agreements with Landlord not part of this Agreement, leases the majority of rentable space in the Building from Landlord for business offices related to such activity, and is not in the food service business. Accordingly, Landlord agrees that Tenant shall have the right to retain a third party manager to operate the demised premises for Tenant for the Permitted Retail Use subject to Landlord's prior written approval of such manager, which approval shall not be unreasonably withheld or delayed. Management by Flik International, Inc., the current food service manager retained by Tenant for its employee cafeteria in the Building, is deemed approved. Tenant understands, acknowledges and agrees, however, that under no circumstances may Tenant license (or similarly otherwise contract) the operation of the demised premises with a third party food concessionaire to operate the demised premises, for the Permitted Retail Use or otherwise. The consent by Landlord to the retention of a manager, as permitted here above, shall not in any way be deemed or construed to relieve or release Tenant from liability under this Lease. Tenant further agrees, notwithstanding anything to the contrary contained herein, it will deal with all customers on a non-discriminatory basis and that preferential treatment shall not be given to Tenant's business office employees.

51. Assignment/Subletting

A. Tenant understands, acknowledges and agrees that the terms of Article 11 of the Lease to the contrary notwithstanding, other than in relation to a "Permitted Transfer" (hereinafter defined), Tenant shall have no right to assign, mortgage or encumber its interest in the Lease. In addition, Tenant also understands, acknowledges and agrees that the terms of Article 11 of the Lease to the contrary notwithstanding, other than in relation to a Permitted Transfer, Tenant shall have no right to sublet all or any part of the demised premises except as follows:

      If Tenant shall desire to sublet the demised premises, Tenant must first present Landlord with a written offer (the "Recapture Offer") to surrender the demised premises to Landlord for the balance of the term of this Lease without payment by Landlord of monies or other consideration therefor (the "Recapture Right"). The Recapture Offer shall set forth an effective date for such surrender, which date (the "Surrender Date") shall not be less than forty (40) days after the date Landlord receives the Recapture Offer. Landlord shall then have a period of thirty (30) days after its receipt of the Recapture Offer within which to accept or reject same, by written notice to Tenant, time being of the essence. If Landlord shall exercise the Recapture Right, Landlord and Tenant shall promptly proceed, in good faith, to enter into a mutually acceptable agreement effecting a surrender of the demised premises and termination of the Lease effective the Surrender Date. A failure of Landlord to timely respond to the Recapture Offer shall be deemed a rejection

B. If Tenant subsequently requests Landlord's consent to a specific subletting more than nine (9) months after Landlord's rejection of the Recapture Offer [or more than nine (9) months from the expiration of said thirty (30) day period provided to Landlord within which to exercise the Recapture Right], then the provisions of Section A of this Article 51 requiring Tenant to again present the Recapture Offer to Landlord with Landlord then again having thirty (30) days to exercise the Recapture Right or reject same shall be effective.

C. Tenant understands, acknowledges and agrees that a material consideration for Landlord to enter into this Lease with Tenant was that Tenant, Credit Suisse First Boston Corporation, personally, was in occupancy of a majority of rentable area of the Building and would operate (or cause to be operated, under its control) the demised premises in a first class manner for the Permitted Retail Use and, accordingly, In the event Landlord shall reject the Recapture Offer, any proposed sublease of the demised premises shall be subject to Landlord's prior written consent, in each instance, which consent may be granted or denied in Landlord's sole judgment provided, however, Landlord agrees that so long as it reasonably determines that the character and business reputation of the proposed sublessee is in keeping with the standards of Landlord for the Building, Landlord shall exercise such judgment in a reasonable manner.

D. Anything to the contrary contained herein, the prior written consent of Landlord shall not be required in order for Tenant to enter into and perform its obligations under any of the following transfers (each a "Permitted Transfer"):
(i) the assignment of this Lease or the sublease of the demised premises to any successor to the business of Tenant by virtue of a merger, consolidation, sale of all or substantially all of Tenant's assets or stock, provided Landlord shall be given written notice of any such Permitted Transfer under this clause (i) within twenty (20) days after the occurrence thereof; and (ii) the bona fide assignment of this Lease or the sublease of all or any portion of the demised premises to any "affiliate" of Tenant. For purposes of the foregoing, the term "affiliate" is defined as any corporation, partnership or other entity controlled by, controlling, or under common control with Tenant and the word "control" shall mean the ownership of not less then 50% of the outstanding common stock of the entity under control. In the case of a Permitted Transfer pursuant to this clause (ii), any subsequent transaction occurring within one
(1) year of the initial Permitted Transfer whereby such affiliate of Tenant shall cease to be an affiliate of Tenant shall, unless in connection with another Permitted Transfer, constitute an assignment subject to this Article 51.

52. Force Majeure Event

Notwithstanding anything to the contrary contained in Article 26, if, by reason of (1) strike, (2) labor troubles, (3) governmental preemption in connection with a, national emergency, (4) any rule, order or regulation of any governmental agency, (5) conditions of supply or demand which are affected by war or other national, state or municipal emergency, or (6) any cause beyond Landlord's control (each, sometimes hereinafter, a "Force Majeure Event"), Landlord shall be unable to fulfill its obligations under this Lease or shall be unable to supply any service which Landlord is obligated to supply, this Lease and Tenant's obligation to pay rent hereunder shall in no wise be affected, impaired or excused, provided however, that as soon as Landlord shall learn of the happening of any of the foregoing conditions, Landlord shall promptly notify Tenant of such event and, if ascertainable, its estimated duration and will proceed promptly and diligently with the fulfillment of its obligations as soon as reasonably possible. Tenant shall likewise not be deemed in default in the performance of any of its obligations under this Lease (other than monetary obligations) if it is unable to fulfill such obligations by reason of a Force Majeure Event, provided that as soon as Tenant shall learn of the happening of any Force Majeure Event, Tenant shall promptly notify Landlord of same and, if ascertainable, its estimated duration and Tenant will then proceed promptly and diligently with the fulfillment of its obligations as soon as reasonably possible.

53. Notices

A. Any notice or demand, consent, approval or disapproval (collectively, "notice") required to be given by the terms and provisions of this Lease, or by any law or governmental regulation, either by Landlord to Tenant or by Tenant to Landlord, shall be in writing. Unless otherwise required by such law or regulation, such notice, demand, consent, approval or disapproval (other than for rent or additional rent bills) shall be given, and shall be deemed to have been served and given, if sent, prepaid, by nationally recognized overnight express carrier. If such notice is from Landlord to Tenant, such notice shall be addressed to Tenant at the Building, "Attention: Director, Corporate Services (telephone:
212.325.7051). Such notice from Tenant to Landlord shall be addressed to Metropolitan Life Insurance Company, Attention: Officer-in-Charge (REI/EIM), 200 Park Avenue, New York, New York 101 66 (telephone: 212.578.7310), with a duplicate thereof, simultaneously being sent by the same mailing procedure at the same address "Attention: Senior Attorney (REI/EIM)".

B. All notices shall be effective and the time period in which a response to any such notice must be given shall commence to run from the next business day following deposit with such carrier. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice sent. Either party may, by notice as aforesaid, designate a different address or addresses within the United States of America for notices and/or designees of such notices, as the case may be.

54. Real Estate Brokers

Landlord and Tenant represent and warrant to each other that each has not dealt with any real estate agents or brokers in connection with this Agreement other than Cushman & Wakefield, Inc. (the "Broker") whose fees, if any, Landlord agrees to pay pursuant to a separate written agreement and that this Agreement was not brought about or procured through the use or instrumentality of any other agent or broker. Landlord and Tenant covenant and agree to indemnify and hold the other harmless from any and all claims for commissions and other compensation made by any agent or agents and/or any broker or brokers, other than the Broker with respect to Tenant's indemnification, based on any dealings between Landlord or Tenant, as the case may be, and any agent or agents and/or broker or brokers, together with all costs and expenses incurred by Landlord in resisting such claims, including, without limitation, reasonable attorneys' fees.

55. Renewal Option

A. By written notice delivered to Landlord on or before the date which is one year prior to the Expiration Date (the "Exercise Date"), time being of the essence, expressly provided that Tenant is not in default in any respect under the terms of the Lease beyond any applicable notice and grace period on (i) the Exercise Date and (ii) the Expiration Date, Tenant shall have the option to extend the term of the Lease for a term of approximately six (6) years (6) months commencing on the first day following the Expiration Date and ending April 30, 2017 (hereinafter called the "first renewal term") upon the same terms and conditions hereof [including but not limited to an annual three (3%) percent increase in annual base rent over the annual base rent in effect for the immediately preceding year] except that (i) there shall be no free


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rent period and (ii) the basic annual rental rate to be paid by Tenant for the first year of the renewal term shall be the higher of (x) the then annual base rent on the Expiration Date and (y) the highest annual base rental rate the in effect for similar size arcade space in the Building.

B. By written notice delivered to Landlord not later than April 30, 201 6, time being of the essence, expressly provided that Tenant is not in default in any respect under the terms of the Lease beyond any applicable notice and grace period on (i) the date of delivery of said notice or (ii) April 30, 201 7, Tenant shall have the option to again extend the term of the Lease for an additional period of five (5) years (the "second renewal term") to and including April 30, 2022 upon the same terms and conditions hereof for the first renewal term. Similarly, by written notice delivered to Landlord not later than April 30, 2021, time being of the essence, expressly provided that Tenant is not in default in any respect under the terms of the Lease beyond any applicable notice and grace period on (i) April 30, 2021 or (ii) April 30, 2022, Tenant shall have the option to again extend the term of the Lease for an additional period of five (5) years (the "third renewal term") to and including April 30, 2027 upon the same terms and conditions hereof for the first and second renewal term.

56. End of Term

If the date of the expiration of the term of this Lease or any sooner termination of this Lease shall fall on a day which is not a business day, then Tenant's obligations herein shall be performed on or prior to the immediately preceding business day. In connection with any holdover proceedings which Landlord may institute to enforce the provisions of this Lease, Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or any such person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any similar or successor law of like import then in effect. If the demised premises are not surrendered upon the termination of this Lease, Tenant hereby indemnifies Landlord against liability resulting from delay by Tenant in so surrendering the demised premises, including any claims made by any succeeding tenant or prospective tenant founded upon such delay. In the event Tenant remains in -- possession of the demised premises after the termination of this Lease without the execution of a new Lease, Tenant, at the option of Landlord, shall be deemed to be occupying the demised premises as a tenant from month to month, at a monthly rental equal to one hundred fifty (150%) percent of the annual rental rate and additional rent (which additional rent, under the terms of this Lease, shall be deemed to be all sums of money, other than the annual rental rate, which become due and payable from Tenant to Landlord hereunder), payable during the last month of the term, subject to all of the other terms of this Lease insofar as the same are applicable to month-to-month tenancy. Tenant's obligations under this Article shall survive the termination of this Lease.



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